Exhibit 23.2


            Consent of Independent Registered Public Accounting Firm


The Board of Directors
Neoprobe Corporation:


We consent to the use of our report dated March 31, 2005, with respect to the consolidated balance sheet of Neoprobe Corporation as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Columbus, Ohio
March 31, 2006